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                     RIVERSOURCE VARIABLE PORTFOLIO FUNDS
                              SERVICE AGREEMENT
                               BY AND BETWEEN
                       RIVERSOURCE DISTRIBUTORS, INC.
                                     AND
                     RIVERSOURCE LIFE INSURANCE COMPANY

      This Service Agreement ("Agreement") is being entered into as of the 1st day of January, 2007 between RiverSource Distributors, Inc., ("Distributor") in respect of the RiverSource Variable Portfolio Funds ("Fund") set forth on Schedule A hereto for which it serves as the principal underwriter and RiverSource Life Insurance Company ("Life Company"). In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

      1. Pursuant to the terms of this Agreement, the Life Company, itself, or through its affiliates (which may include the Distributor), will provide distribution and shareholder services that are primarily intended to assist in the promotion, distribution or account servicing of Fund shares for the benefit of Life Company's clients who own or are considering the purchase of Life Company's variable annuity contracts and variable life insurance policies ("Variable Contracts") under which the Funds are available as underlying investment options. These services shall include, but are not limited to, the following functions:

      o printing and mailing the Funds' prospectuses, Statements of Additional Information, supplements, and reports to existing and prospective Variable Contract owners;

      o if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Variable Contract owners;

      o preparation and distribution of advertisement, sales literature, brokers' materials and promotional materials relating to the Funds;

      o presentation of seminars and sales meetings describing or relating to the Funds; training sales personnel of regarding the Funds;

      o compensation of sales personnel related to the distribution of Variable Contracts through which the Funds are available as underlying investment options;

      o compensation of sales personnel for assisting Variable Contract owners with respect to investment in the Funds' shares available as underlying investment options;

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      o     providing office space, equipment, telephone facilities and various personnel, including clerical, supervisory and computer personnel, as necessary or beneficial to establish and maintain shareholder accounts and records; and

      o providing such other similar services as Distributor may reasonably request to the extent Life Company itself, or through an affiliate, is permitted to do so under applicable statutes, rules or regulations.

      2. To compensate Life Company for the services it provides and the expenses it bears hereunder, the Distributor will, on behalf of each Fund listed on Schedule A, pay Life Company a fee accrued daily and paid promptly after the last day of each calendar month, at the applicable annual rate set forth on Schedule A of the average daily net assets of the Shares of such Funds listed on such Schedule A (computed in the manner specified in the Fund's registration statement, as the same is in effect from time to time, in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions) and held through Life Company's separate accounts on behalf of owners of Life Company's Variable Contracts.

      The Life Company may enter into arrangements with its affiliates and may retain such other financial institutions or other intermediaries as it deems necessary to aid it in the provision of the shareholder support services required to be provided hereunder, and in connection with any such retention may compensate such financial institutions or other intermediaries as it deems appropriate. In no event, however, will the Distributor have any liability for payment of the Service Fee to any person other than the Life Company.

      If this Agreement is terminated as of any date not the last day of a calendar month, then the fee payable to the Life Company shall be paid promptly after such date of termination.

      3. This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if this Agreement is continued in accordance with the terms and conditions of the Funds' 12b-1 Plan and Agreement of Distribution ("Plan"). This Agreement is terminable, without penalty, at any time by the Distributor or by the Life Company upon notice to the Distributor. This Agreement shall terminate automatically if (i) the Board of Directors of the Funds terminate the Funds' 12b-1 Plan, or (ii) the Funds terminate their 12b-1 Distribution Agreement with Distributor.

      4. Any agreement entered into by the Life Company with an affiliate, another financial institution or other intermediary pursuant to this Agreement shall be in writing and shall be subject to termination as provided in Section 3.

      5. This Agreement may be amended at any time (including for the purpose of making modifications to Schedule A hereto) by a written instrument executed by Life Company and the Distributor; provided that such amendment shall be submitted to the Minnesota Commerce Department pursuant to Minnesota Statutes Section 60D.

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      6. Life Company shall provide Distributor with such information and reports as shall reasonably be requested by the Distributor or the Fund's Board of Directors with respect to the Rule 12b-1 fees paid by the Distributor to the Life Company pursuant to the Plan.

      7. This Agreement shall be governed by the laws of the State of Minnesota and is not assignable by the parties.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

                                         RiverSource Distributors, Inc.

                                         By:   /s/ Mark Schwarzmann
                                               --------------------
                                         Name:     Mark Schwarzmann
                                         Title:    CEO


                                         RiverSource Life Insurance Company

                                         By:   /s/ Timothy V. Bechtold
                                               -----------------------
                                         Name:     Timothy V. Bechtold
                                         Title:    President




                                 SCHEDULE A

                                 ANNUAL RATE


RIVERSOURCE VARIABLE PORTFOLIO-INCOME SERIES, INC.                      0.125%

RIVERSOURCE VARIABLE PORTFOLIO-INVESTMENT SERIES, INC.                  0.125%

RIVERSOURCE VARIABLE PORTFOLIO-MANAGED SERIES, INC.                     0.125%

RIVERSOURCE VARIABLE PORTFOLIO-MANAGERS SERIES, INC.                    0.125%

RIVERSOURCE VARIABLE PORTFOLIO-MONEY MARKET SERIES, INC.                0.125%

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